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                                                                Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       of

                                 FDX CORPORATION


         FDX Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the Corporation was originally incorporated under the name "Fast Holding Inc." on October 2, 1997, and that its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the same date. The Corporation further certifies that this Amended and Restated Certificate of Incorporation amends, integrates and restates the provisions previously filed with the Secretary of State of the State of Delaware.

         ARTICLE FIRST:  The name of the corporation is

                                         FDX CORPORATION.

         ARTICLE SECOND: The address of its registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

         ARTICLE THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         ARTICLE FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 404,000,000 shares consisting of 4,000,000 shares of Series Preferred Stock, no par value (herein called the "Series Preferred Stock"), and 400,000,000 shares of Common Stock, par value $0.10 per share (herein called the "Common Stock").

         The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                            I.  SERIES PREFERRED STOCK

         1. CONDITIONS OF ISSUANCE. Series Preferred Stock may be issued from time to time and in such amounts and for such consideration as may be determined by the Board of Directors of the Corporation. The designation and relative rights and preferences of each series, except to the extent such designations and relative rights and preferences may be required by Delaware law or this Amended and Restated Certificate of Incorporation, shall be such as are fixed by the Board of Directors and stated in a resolution or resolutions adopted by the Board of Directors authorizing such series (herein called the "Series Resolution"). A Series Resolution authorizing any series shall fix:

                   A. The designation of the series, which may be by distinguishing number, letter or title;

                    B.   The number of shares of such series;

                    C. The divided rate or rates of such shares, the date at which dividends, if declared, shall be payable, and whether or not such dividends are to be cumulative, in which case such Series Resolution shall state the date or dates from which dividends shall be cumulative;

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                    D. The amounts payable on shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up;

                    E. The redemption rights and price or prices, if any, for the shares of such series;

                    F. The terms and amount of any sinking fund or analogous fund providing for the purchase or redemption of the shares of such series, if any;

                    G. The voting rights, if any, granted to the holders of the shares of such series in addition to those required by Delaware law or this Amended and Restated Certificate of Incorporation;

                    H. Whether the shares of such series shall be convertible into shares of the Corporation's Common Stock or any other class of the Corporation's capital stock, and if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion shall be made;

                    I. Any other rights, preferences, restrictions or conditions relative to the shares of such series astray be permitted by Delaware law or this Amended and Restated Certificate of Incorporation.

         2. RESTRICTIONS. In no event, so long as any Series Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, Common Stock, other than a dividend or distribution payable in shares of such Common Stock, nor (without the written consent of such number of the holders of the outstanding Series Preferred Stock as shall have been specified in the Series Resolution authorizing the issuance of such outstanding Series Preferred Stock) shall any shares of Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, unless in each instance full dividends on all outstanding shares of the Series Preferred Stock for all past dividend periods shall have been paid and the full dividend on all outstanding shares of the Series Preferred Stock for the current dividend period shall have been paid or declared and sufficient funds for the payment thereof set apart and any arrears in the mandatory redemption of the Series Preferred Stock shall have been made good.

         3. PRIORITY. Series Preferred Stock, with respect to both dividends and distribution of assets on liquidation, dissolution or winding up, shall rank prior to the Common Stock.

         4. VOTING RIGHTS. Holders of Series Preferred Stock shall have no right to vote for the election of Directors of the Corporation or on any other matter unless a vote of such class is required by Delaware law, this Amended and Restated Certificate of Incorporation or a Series Resolution.

         5. FILING OF AMENDMENTS. The Board of Directors shall adopt amendments to this Amended and Restated Certificate of Incorporation fixing, with respect to each series of Series Preferred Stock, the matters described in paragraph 1 of this Subdivision I.

                               II.  COMMON STOCK

         All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

         1. DIVIDENDS. When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends.

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         2. VOTING RIGHTS. The holders of Common Stock shall have the sole right to vote for the election of Directors of the Corporation or on any other matter unless required by Delaware law, this Amended and Restated Certificate of Incorporation or a Series Resolution. The holders of Common Stock shall be entitled to one vote for each share held.

                             III.  OTHER PROVISIONS

         1. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

         2. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

         ARTICLE FIFTH:  Certain Business Combinations

         1. HIGHER VOTE FOR CERTAIN BUSINESS COMBINATIONS. In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or this Amended and Restated Certificate of Incorporation, and except as otherwise expressly provided in paragraph 2 of this ARTICLE FIFTH, a Business Combination (as hereinafter defined) with or upon a proposal by a Related Person (as hereinafter defined) shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (the "Voting Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

         2. WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of paragraph 1 of this ARTICLE FIFTH shall not be applicable to a particular Business Combination and such Business Combination shall require only such affirmative vote as is required by law and other provisions of this Amended and Restated Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs (A) or (B) are met:

                   (A) Approval by Directors. The Business Combination has been approved by a majority of the Continuing Directors (as hereinafter defined).

                   (B) Price and Procedure Conditions. All of the following conditions shall have been met:

                            (1) The aggregate amount of the cash and the Fair
                  Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                                     (i) (if applicable) the highest per share
                           price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Related Person for any shares of Common Stock acquired by it (a) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (b) in the transaction in which it became a Related Person, whichever is higher; or

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                                    (ii) the Fair Market Value per share of
                           Common Stock on the Announcement Date or on the date on which the Related Person became a Related Person (such latter date is referred to in this ARTICLE FIFTH as the "Determination Date"), whichever is higher; or

                            (2) The aggregate amount of the cash and the Fair
                  Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this-paragraph 2(B)(2) shall be required to be met with respect to every class of outstanding Voting Stock whether or not the Related Person has previously acquired any shares of a particular class of Voting Stock):

                                     (i) (if applicable) the highest per share
                           price (including any broker commissions, transfer taxes and soliciting dealers' fees), paid by the Related Person for any shares of such class or series of Voting Stock acquired by it (a) within the two-year period immediately prior to the Announcement Date or (b) in the transaction in which it became a Related Person, whichever is higher;

                                    (ii) (if applicable) the highest
                           preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                                   (iii) the Fair Market Value per share of such
                           class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                            (3) The consideration to be received by holders of a
                  particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Related Person has previously paid for shares of such class of Voting Stock. If the Related Person has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration given for such class or series of Voting Stock in the Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

                            (4) No Extraordinary Event (as hereinafter defined)
                  shall have occurred after the Related Person became a Related Person and prior to the consummation of the Business Combination.

                            (5) A proxy or information statement describing the
                  proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) is mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required pursuant to such Act or subsequent provisions).

         3. CERTAIN DEFINITIONS. For purposes of this ARTICLE FIFTH:

                   (A) A "person" shall mean any individual, firm, corporation or other entity.

                   (B) The term "Business Combination" shall mean any of the following transactions, when entered into by the Corporation or a subsidiary of the Corporation with, or upon a proposal by, a Related Person or any other corporation (whether or not itself a Related Person which is, or after such transaction would be, an Affiliate (as hereinafter defined) of a Related Person:

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                            (1)  the merger or consolidation of the
                  Corporation or any subsidiary of the Corporation; or

                            (2) the sale, lease, exchange, mortgage, pledge,
                  transfer or other disposition (in one or a series of transactions) of any assets of the Corporation or any subsidiary of the Corporation having an aggregate Fair Market Value of $5,000,000 or more;

                            (3) the issuance or transfer by the Corporation or
                  any subsidiary of the Corporation (in one or a series of transactions) of securities of the Corporation or that subsidiary having an aggregate Fair Market Value of $5,000,000 or more; or

                            (4) the adoption of a plan or proposal for the
                  liquidation or dissolution of the Corporation; or

                            (5) the reclassification of securities (including a
                  reverse stock split), recapitalization, consolidation or any other transaction (whether or not involving a Related Person) which has the direct or indirect effect of increasing the voting power, whether or not then exercisable, of a Related Person in any class or series of capital stock of the Corporation or any subsidiary of the Corporation; or

                            (6) any agreement, contract or other arrangement
                  providing directly or indirectly for the foregoing.

                   (C) The term "Related Person" shall mean any person (other than the Corporation, a subsidiary of the Corporation or any profit sharing, employee stock ownership or other employee benefit plan of the Corporation or a subsidiary of the Corporation or any trustee of or fiduciary with respect to any such plan acting in such capacity) which:

                            (1) is the beneficial owner, directly or indirectly,
                  of more than 10% of the voting power of the outstanding Voting Stock, or

                            (2) is an Affiliate of the Corporation and at any
                  time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

                            (3) is an assignee of or has otherwise succeeded to
                  any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                   (D) A person shall be a "beneficial owner" of any Voting
         Stock:

                            (1) which such person or any of its Affiliates or
                  Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                            (2) which such person or any of its Affiliates or
                  Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

                            (3) which are beneficially owned, directly or
                  indirectly by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

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                  For the purposes of determining whether a person is a Related
         Person pursuant to subparagraph (C) of this paragraph 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph (D) of this paragraph 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                   (E) The term "Continuing Director" shall mean any member of the Board of Directors who is not affiliated with a Related Person and who was a member of the Board of Directors immediately prior to the time that the Related Person became a Related Person, and any successor to a Continuing Director who is not affiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

                   (F) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on August 1, 1984.

                   (G) The term "Extraordinary Event" shall mean, as to any Business Combination and Related Person, any of the following events that is not approved by a majority of the Continuing Directors:

                            (1) any failure to declare and pay at the regular
                  date therefor any full quarterly dividend (whether or not cumulative) on outstanding Preferred or Preference Stock; or

                            (2) any reduction in the annual rate of dividends
                  paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock); or

                            (3) any failure to increase the annual rate of
                  dividends paid on the Common Stock as necessary to reflect any reclassification, (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock; or

                            (4) any Related Person shall become the beneficial
                  owner of any additional shares of Voting Stock except as part of the transaction which resulted in such Related Person becoming a Related Person; or

                            (5) the receipt by the Related Person, after such
                  Person has become a Related Person, of a direct or indirect benefit (except proportionately as a shareholder) from any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any subsidiary of the Corporation, whether in anticipation of or in connection with the Business Combination or otherwise.

                   (H) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

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                   (I) In the event of any Business Combination in which the
         Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs B(1) and (2) of paragraph 2 of this ARTICLE FIFTH shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

         4. POWERS OF THE BOARD OF DIRECTORS. A majority of all Continuing Directors shall have the power to make all determinations with respect to this ARTICLE FIFTH, on the basis of information known to them after reasonable inquiry, including, without limitation, the transactions that are Business Combinations, the persons who are Related Persons, the number of shares of Voting Stock owned by any person, the time at which a Related Person becomes a Related Person and the Fair Market Value of any assets, securities or other property, and any such determinations of such Directors shall be conclusive and binding.

         5. NO EFFECT ON FIDUCIARY OBLIGATIONS OF RELATED PERSONS. Nothing contained in this ARTICLE FIFTH shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

         6. AMENDMENT OR REPEAL. The affirmative vote of the holders of not less than 80% of the total voting power of the Voting Stock of the Corporation, voting together as a single class, shall be required in order to amend, repeal or adopt any provision inconsistent with this ARTICLE FIFTH.

         ARTICLE SIXTH: In addition to any affirmative vote of holders of a class or series of capital stock of the Corporation required by law or this Amended and Restated Certificate of Incorporation, unless the Business Combination (as defined in ARTICLE FIFTH of this Amended and Restated Certificate of Incorporation) has been approved by a majority of the Continuing Directors (as defined in ARTICLE FIFTH of this Amended and Restated Certificate of Incorporation), a Business Combination with or upon a proposal by a Related Person (as defined in ARTICLE FIFTH of this Amended and Restated Certificate of Incorporation) shall require the affirmative vote of the holders of not less than a majority of the Voting Stock (as defined in ARTICLE FIFTH of this Amended and Restated Certificate of Incorporation) beneficially owned by stockholders other than such Related Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

         The affirmative vote of the holders, other than the Related Person proposing the amendment, repeal or adoption of any provision inconsistent with this ARTICLE SIXTH, of not less than a majority of the Voting Stock of the Corporation, voting together as a single class, shall be required in order to amend, repeal or adopt any provision inconsistent with this ARTICLE SIXTH.

         ARTICLE SEVENTH:  The corporation is to have perpetual existence.

         ARTICLE EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         The Board of Directors shall have power to make, alter, amend and repeal the By-laws (except so far as the By-laws adopted by the stockholders shall otherwise provide). Any By-laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Sections 5 and 11 of Article II of the By-laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this ARTICLE EIGHTH.

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         To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

         To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution or By-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

         ARTICLE NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders/or class stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         ARTICLE TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

         ARTICLE ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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         ARTICLE TWELFTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this ARTICLE TWELFTH.

         ARTICLE THIRTEENTH: No Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this ARTICLE THIRTEENTH shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code or any amendment or successor provision thereto, or (iv) for any transaction from which the Director derived an improper personal benefit. This ARTICLE THIRTEENTH shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the date when this ARTICLE THIRTEENTH becomes effective. Neither the amendment nor repeal of this ARTICLE THIRTEENTH, nor the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this ARTICLE THIRTEENTH shall eliminate or reduce the effect of this ARTICLE THIRTEENTH with respect to any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE THIRTEENTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

                             * * * *

         This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

         The Board of Directors of the Corporation approved the Corporation's Amended and Restated Certificate of Incorporation as set forth herein pursuant to a Consent in Lieu of Meeting of the Board of Directors effective as of December 2, 1997.

         Federal Express Corporation, the holder of all of the outstanding stock of the Corporation, acting by written consent pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, approved the Amended and Restated Certificate of Incorporation as set forth herein as of December 2, 1997.

                                                 FDX CORPORATION



                                                 By:  /s/ GEORGE W. HEARN
                                                     -------------------------
                                                          George Hearn
                                                          President

ATTEST:


/s/  SCOTT E. HANSEN
-------------------------------
Scott E. Hansen
Vice President and Secretary

                              CERTIFICATE OF AMENDMENT
                                          OF
                   AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                                    FDX CORPORATION


         FDX Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolutions setting forth the proposed amendment are as follows:

           RESOLVED, that an amendment to the Corporation's Amended and Restated Certificate of Incorporation doubling the number of authorized shares of common stock is hereby declared to be advisable and that the officers of the Corporation are hereby directed to submit such amendment to the stockholders of the Corporation for approval at their next annual meeting.

           FURTHER RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by changing the first sentence of Article Fourth thereof so that, as amended, said first sentence of Article Fourth shall be and read in its entirety as follows:

               ARTICLE FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 804,000,000 shares consisting of 4,000,000 shares of Series Preferred Stock, no par value (herein called the "Series Preferred Stock"), and 800,000,000 shares of Common Stock, par value $0.10 per share (herein called the "Common Stock").

         SECOND: That thereafter, at the annual meeting of stockholders of the Corporation, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, FDX Corporation has caused this Certificate of Amendment to be signed by George W. Hearn, its Corporate Vice President and Corporate Counsel, this 6th day of October, 1999.

                                          FDX CORPORATION


                                          By: /s/ GEORGE W. HEARN
                                              --------------------------------
                                                  George W. Hearn
                                                  Corporate Vice President and
                                                  Corporate Counsel

                          CERTIFICATE OF OWNERSHIP AND MERGER
                               MERGING CEK COMPANY, INC.
                                  INTO FDX CORPORATION

                             (PURSUANT TO SECTION 253 OF THE
                 GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)


     FDX Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of CEK Company, Inc., a Delaware corporation.

     THIRD: That the Corporation, by the resolutions of its Board of Directors attached as EXHIBIT A hereto, duly adopted on the 17th day of January, 2000, determined to merge with and into itself CEK Company, Inc. on the conditions set forth in such resolutions.

     IN WITNESS WHEREOF, said FDX Corporation has caused this certificate to be signed by Alan B. Graf, Jr., its authorized officer, this 17th day of January, 2000.

                                            FDX CORPORATION


                                            By: /s/ ALAN B. GRAF, JR.
                                                ---------------------
                                                    Alan B. Graf, Jr.
                                                    EXECUTIVE VICE PRESIDENT
                                                    AND CHIEF FINANCIAL OFFICER

                                   EXHIBIT A

         RESOLVED, that the Corporation merge with and into itself its wholly-owned subsidiary, CEK Company, Inc., and assume all of said subsidiary's liabilities and obligations.

         FURTHER RESOLVED, that the Corporation change its corporate name by changing Article First of the Amended and Restated Certificate of Incorporation of the Corporation, as amended to date, to read as follows:

                  ARTICLE FIRST:  The name of the corporation is:

                               FedEx Corporation.

         FURTHER RESOLVED, that any Vice President of the Corporation be and he or she hereby is, jointly and severally, authorized and directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said CEK Company, Inc. with and into the Corporation and to change the name of the Corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County.

         FURTHER RESOLVED, that any officer of the Corporation, acting singly and without necessity of joinder of any other person, is hereby authorized, empowered and directed for, in the name and on behalf of the Corporation to execute any and all documents, instruments and agreements, including any amendments and modifications thereto, and do and perform any and all acts and deeds (including, without limitation, the payment of any fees) that are required to be done, observed, performed or discharged by the Corporation in accordance with the respective terms and provisions of the foregoing resolutions, or that any officer, in his or her sole discretion with the advice and consent of counsel, deems necessary, appropriate or advisable to effect the merger of CEK Company, Inc. with and into the Corporation and to change the name of the Corporation to FedEx Corporation, his or her taking any action being conclusive evidence that he or she did so deem the same to be necessary, appropriate or advisable.

         FURTHER RESOLVED, that any and all actions taken in good faith by any officer, director, employee or agent of the Corporation prior to the date hereof on behalf of the Corporation and in furtherance of the transactions contemplated by the foregoing resolutions are in all respects ratified, confirmed and approved by the Corporation as its own acts and deeds, and shall be conclusively deemed to be such corporate acts and deeds for all purposes.

                              CERTIFICATE OF CORRECTION
                      FILED TO CORRECT A CERTAIN ERROR IN THE
                 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                          OF
              FEDEX CORPORATION (formerly known as FDX CORPORATION)
                              FILED IN THE OFFICE OF
                        THE SECRETARY OF STATE OF DELAWARE
                                 ON DECEMBER 3, 1997

     FedEx Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     1. The name of the corporation is FedEx Corporation (formerly FDX Corporation).

     2. That an Amended and Restated Certificate of Incorporation of FDX Corporation was filed by the Secretary of State of Delaware on December 3, 1997, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows:

     A misspelled word is included in Subsection I, under Paragraph 1 of Section I of Article FOURTH. In its correct form, said Subsection I of the Amended and Restated Certificate of Incorporation should read in its entirety as follows:

         "I. Any other rights, preferences, restrictions or conditions relative to the shares of such series as may be permitted by Delaware law or this Amended and Restated Certificate of Incorporation."

     IN WITNESS WHEREOF, said FedEx Corporation has caused this Certificate to be signed by George W. Hearn its Corporate Vice President and Corporate Counsel, this 13th day of April, 2000.


                                            FEDEX CORPORATION

                                            By:  /s/ GEORGE W. HEARN
                                                 ------------------------------
                                                     George W. Hearn
                                                     Corporate Vice President
                                                     and Corporate Counsel

                         CERTIFICATE OF OWNERSHIP AND MERGER
                            MERGING CALIBER SYSTEM, INC.
                               INTO FEDEX CORPORATION

                          (PURSUANT TO SECTION 253 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)


     FedEx Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Caliber System, Inc., an Ohio corporation.

     THIRD: That the Corporation, by the resolutions of its Board of Directors attached as EXHIBIT A hereto, duly adopted on March 20, 2000, determined to merge with and into itself Caliber System, Inc. on the conditions set forth in such resolutions.

     IN WITNESS WHEREOF, said FedEx Corporation has caused this certificate to be signed by George W. Hearn, its authorized officer, this 27th day of April, 2000.

                                            FEDEX CORPORATION

                                            By:   /s/ GEORGE W. HEARN
                                                  --------------------
                                                      George W. Hearn
                                                      CORPORATE VICE PRESIDENT
                                                      AND CORPORATE COUNSEL

                                   EXHIBIT A

         RESOLVED, that the Corporation merge with and into itself its wholly-owned subsidiary, Caliber System, Inc. ("Caliber"), and assume all of Caliber's liabilities and obligations (including, without limitation, the 7.80% Notes due August 1, 2006 (the "Notes")).

         FURTHER RESOLVED, that the Vice Presidents of the Corporation be, and each of them hereby is, authorized, empowered and directed for and in the name and on behalf of the Corporation to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Caliber with and into the Corporation and to assume Caliber's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County.

         FURTHER RESOLVED, that the Vice Presidents of the Corporation be, and each of them hereby is, authorized, empowered and directed for and in the name and on behalf of the Corporation to negotiate, execute and deliver an Agreement of Merger providing for the merger of Caliber with and into the Corporation, with such terms, conditions and provisions as may be acceptable to such officer with the advice and consent of counsel as conclusively evidenced by his or her execution thereof, and any amendments, modifications and supplements thereto, and to also execute and file a Certificate of Merger with the Ohio Secretary of State.

         FURTHER RESOLVED, that the Vice Presidents of the Corporation be, and each of them hereby is, authorized, empowered and directed for and in the name and on behalf of the Corporation to execute any and all documents, certificates and agreements (including, without limitation, a First Supplemental Indenture evidencing the Corporation's assumption of the Notes), including any amendments, modifications and supplements thereto, and do and perform any and all acts and deeds that are required to be done, observed, performed or discharged by the Corporation in connection with the merger of Caliber with and into the Corporation (including, without limitation, the payment of any fees), or that such officer, in his or her sole discretion with the advice and consent of counsel, deems necessary, appropriate or advisable in connection therewith, his or her taking any action being conclusive evidence that he or she did so deem the same to be necessary, appropriate or advisable.

         FURTHER RESOLVED, that any and all actions taken in good faith by any officer, director, employee or agent of the Corporation prior to the date hereof on behalf of the Corporation and in furtherance of the transactions contemplated by the foregoing resolutions are in all respects ratified, confirmed and approved by the Corporation as its own acts and deeds, and shall be conclusively deemed to be such corporate acts and deeds for all purposes.